410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement

For Immediate Release

Exhibit 99.2

Oil-Dri Board of Directors Declares Quarterly Dividends

CHICAGO—(December 11, 2013)—The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) yesterday declared quarterly cash dividends of $0.19 per share of the Company’s Common Stock and $0.1425 per share of the Company’s Class B Stock.

The dividends declared on December 10, 2013 will be payable in the third quarter of fiscal 2014, on March 7, 2014, to stockholders of record at the close of business on February 21, 2014. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the last ten years.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.

Reagan Culbertson

Investor Relations Manager
reagan.culbertson@oildri.com
(312) 706 3256